Exhibit 99.1

For Immediate Release

Editorial Contacts:

Joe Greenhalgh, Vice President, Investor Relations — USA (510) 713-4430

Nancy Morrison, Vice President, Corporate Communications — USA (510) 713-4948

Logitech Announces First Quarter Results for FY 2013

Company on Track for Improved Performance in Second Half of FY 2013

NEWARK, Calif. — July 25, 2012 and MORGES, Switzerland, July 26, 2012 — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the first quarter of Fiscal Year 2013.

Sales for Q1 FY 2013 were $469 million, down 2 percent from $480 million in Q1 FY 2012. Excluding the unfavorable impact of exchange rates, sales were flat compared to the prior year. The Company posted an operating loss of $59 million compared to an operating loss of $45 million in the same quarter a year ago. Included in Logitech’s Q1 FY 2013 operating loss is a previously announced restructuring charge of $31 million included in operating expenses as well as $3 million in restructuring-related costs included in cost of goods sold. The net loss for Q1 FY 2013 was $52 million ($0.32 per share) compared to a net loss of $30 million ($0.17 per share) in Q1 FY 2012.

Gross margin for the quarter was 30.8 percent, compared to 26.1 percent in the same quarter one year ago. Gross margin in the current year was negatively impacted by the combination of restructuring-related costs, the acceleration of actions taken to streamline the product portfolio, a provision for a likely settlement of a patent dispute, and a weaker euro.

Logitech’s retail sales for Q1 FY 2013 were flat year over year, with an increase in EMEA of 17 percent, flat sales in Asia, and a decrease in the Americas of 11 percent. OEM sales decreased by 25 percent. Sales for the LifeSize division increased by 1 percent.

“Our Q1 FY 2013 results are consistent with our expectations,” said Guerrino De Luca, Logitech chairman and chief executive officer. “We are in the middle of our turnaround, with most of the plans we put in place in past quarters expected to bear fruit beginning in the second half of FY 2013. And we incurred several one-time charges in the first quarter that are expected to positively impact future profitability. I’m also very pleased by the strong initial sales of the new generation of products recently added to our portfolio, such as the Logitech Ultrathin Keyboard Cover and our wireless speakers for digital music.

“The majority of our new products, targeting consumer trends in music, tablets, touch-based navigation and the digital home, will be launched in Q2 and early Q3, as we prepare for the holiday selling season. In addition to strengthening our product portfolio, we continue to expect to benefit from the simplification of our organization and processes, and cost savings from the restructuring. We remain on track with the plan we set a quarter ago to deliver improved performance starting in the second half of Fiscal Year 2013.”

Prepared Remarks Available Online

Logitech has made its prepared written remarks for the financial results teleconference available online on the Logitech corporate Web site at http://ir.logitech.com. The remarks are posted in the Calendar section on the Investor home page.

Financial Results Teleconference and Webcast

Logitech will hold a financial results teleconference to discuss the results for Q1 FY 2013 on Thursday, July 26, 2012 at 8:30 a.m. Eastern Daylight Time and 14:30 Central European Summer Time. A live webcast of the call will be available on the Logitech corporate website at http://ir.logitech.com.

About Logitech

Logitech is a world leader in products that connect people to the digital experiences they care about. Spanning multiple computing, communication and entertainment platforms, Logitech’s combined hardware and software enable or enhance digital navigation, music and video entertainment, gaming, social networking, audio and video communication over the Internet, video security and home-entertainment control. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI).

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This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: the stage, timing, effect and timing of the effect of our turnaround, our new products, the target categories for our new products, the timing of new product launches, the strength of our product portfolio, the benefits from the simplification of our organization and processes, the charges and cost savings from our restructuring, financial performance starting in the second half of Fiscal Year 2013, and future profitability. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; the demand of our customers and our consumers for our products and our ability to accurately forecast it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities in our new product categories and sales in emerging market geographies; if sales of PC peripherals in mature markets are less than we expect; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if our products and marketing strategies fail to separate our products from competitors’ products; if there is a deterioration of business and economic conditions in one or more of our sales regions or operating segments, or significant fluctuations in exchange rates; if the restructuring fails to produce the intended performance and cost savings results or is not implemented in the contemplated timeframe. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, available at www.sec.gov., under the caption Risk

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Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Logitech, the Logitech logo, and other Logitech marks are registered in Switzerland and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s Web site at www.logitech.com.

(LOGIIR)

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LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Quarter Ended June 30,
CONSOLIDATED STATEMENTS OF OPERATIONS	2012	2011

Net sales	$468,604	$480,441
Cost of goods sold	324,352	354,834
Gross profit	144,252	125,607
% of net sales	30.8%	26.1%

Operating expenses:
Marketing and selling	100,897	99,793
Research and development	38,928	39,981
General and administrative	32,480	30,865
Restructuring	31,227	—
Total operating expenses	203,532	170,639

Operating loss	(59,280)	(45,032)

Interest income, net	384	690
Other income (expense), net	(159)	5,191

Loss before income taxes	(59,055)	(39,151)
Benefit from income taxes	(6,910)	(9,545)

Net loss	$(52,145)	$(29,606)

Shares used to compute net loss per share:
Basic	160,733	179,331
Diluted	160,733	179,331
Net loss per share:
Basic	$(0.32)	$(0.17)
Diluted	$(0.32)	$(0.17)

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

	June 30,
CONSOLIDATED BALANCE SHEETS	2012	2011

Current assets:
Cash and cash equivalents	$360,737	$476,367
Accounts receivable	213,973	241,456
Inventories	280,533	317,548
Other current assets	69,367	90,117
Total current assets	924,610	1,125,488

Non-current assets:
Property, plant and equipment, net	94,491	81,236
Goodwill	558,211	547,184
Other intangible assets, net	47,037	67,986
Other assets	75,972	71,183
Total assets	$1,700,321	$1,893,077

Current liabilities:
Accounts payable	$262,929	$328,305
Accrued liabilities	213,552	189,374
Total current liabilities	476,481	517,679

Non-current liabilities	219,934	189,059
Total liabilities	696,415	706,738

Shareholders’ equity	1,003,906	1,186,339

Total liabilities and shareholders’ equity	$1,700,321	$1,893,077

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

	Three Months Ended June 30,
CONSOLIDATED STATEMENTS OF CASH FLOWS	2012	2011

Cash flows from operating activities:
Net loss	$(52,145)	$(29,606)
Non-cash items included in net loss:
Depreciation	11,152	13,172
Amortization of other intangible assets	6,232	6,630
Inventory valuation adjustment	—	34,074
Share-based compensation expense	6,171	9,715
Gain on sale of investments	(831)	—
Gain on disposal of property and plant	—	(4,904)
Deferred income taxes and other	(1,055)	(13,701)
Excess tax benefits from share-based compensation	(5)	(24)
Changes in assets and liabilities:
Accounts receivable	6,577	19,097
Inventories	11,445	(54,783)
Other assets	33	(6,015)
Accounts payable	(37,408)	29,346
Accrued liabilities	42,778	743
Net cash provided by (used in) operating activities	(7,056)	3,744

Cash flows from investing activities:
Purchases of property, plant and equipment	(19,621)	(10,561)
Proceeds from sale of property, plant and equipment	—	4,904
Proceeds from sale of available-for-sale securities	917	—
Purchases of trading investments	(1,397)	(3,545)
Sales of trading investments	1,385	3,500
Net cash used in investing activities	(18,716)	(5,702)

Cash flows from financing activities:
Purchases of treasury shares	(89,955)	—
Proceeds from sale of shares upon exercise of options and purchase rights	404	607
Tax withholdings related to net share settlements of restricted stock units	(170)	(176)
Excess tax benefits from share-based compensation	5	24
Net cash provided by (used in) financing activities	(89,716)	455

Effect of exchange rate changes on cash and cash equivalents	(2,145)	(61)
Net decrease in cash and cash equivalents	(117,633)	(1,564)
Cash and cash equivalents at beginning of period	478,370	477,931
Cash and cash equivalents at end of period	$360,737	$476,367

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Quarter Ended
	June 30,
SUPPLEMENTAL FINANCIAL INFORMATION	2012	2011

Depreciation	$11,152	$13,172
Amortization of other intangible assets	6,232	6,630
Operating loss	(59,280)	(45,032)
Operating loss before depreciation and amortization	(41,896)	(25,230)
Capital expenditures	19,621	10,561

Net sales by channel:
Retail	$395,101	$394,776
OEM	36,675	49,178
LifeSize	36,828	36,487
Total net sales	$468,604	$480,441

Net retail sales by product family(**):
Retail - Pointing Devices	$115,727	$121,750
Retail - Keyboards & Desktops	110,445	94,596
Retail - Audio	90,047	77,673
Retail - Video	36,880	49,586
Retail - Gaming	27,274	37,166
Retail - Digital Home	14,728	14,005
Total net retail sales	$395,101	$394,776

** Certain products within the retail product families as presented in prior years have been reclassified to conform to the current year presentation, with no impact on previously reported total net retail sales.

	Quarter Ended
	June 30,
Share-based Compensation Expense (*)	2012	2011

Cost of goods sold	$789	$1,160
Marketing and selling	1,780	3,517
Research and development	1,825	1,808
General and administrative	1,777	3,230
Income tax benefit	(1,376)	(2,389)
Total share-based compensation expense after income taxes	$4,795	$7,326

* Share-based compensation expense for the quarter ended June 30, 2012 includes a reduction of $1.6m in expense applicable to employees terminated as a result of the restructuring plan announced in April 2012.

Constant dollar sales (sales excluding impact of exchange rate changes)

We refer to our net sales excluding the impact of foreign currency exchange rates as constant dollar sales. Constant dollar sales are a non-GAAP financial measure, which is information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. GAAP. Our management uses these non-GAAP measures in its financial and operational decision-making, and believes these non-GAAP measures, when considered in conjunction with the corresponding GAAP measures, facilitate a better understanding of changes in net sales. Constant dollar sales are calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency.